UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 21, 2010

NET TALK.COM, INC.

(Exact name of registrant as specified in its charter)

Florida	000-53668	20-4830633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1100 NW 163rd Drive, Suite 3 N. Miami Beach, Florida 33169
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (305) 621-1200

Copies to:
Darrin Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in our independent registered public accounting firm.

Effective April 21, 2010, we engaged Meeks International as our principal independent registered public accounting firm for interim quarter ending March 31, 2010 and all future quarters including our fiscal year ending September 30, 2010.  The decision to change accounting firm was recommended and approved by committee of our Board of Directors.

Effective April 21, 2010, we dismissed “terminated” KBL, LLP as our independent registered public accounting firm.

KBL, LLP reports during the last two fiscal year ending September 30, 2009 and September 30, 2008, as described pursuant to Item 304(a) (ii) of Regulation S – K, did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except for qualifying opinion as to our ability to continue as a going concern.  Our financial statements for the previous two fiscal years did not include any adjustments that may result from the outcome of this uncertainty.  The qualifying opinion relating to going concern was removed during quarter ending December 31, 2009 with confirmation of additional funding in the amount of $5,000,000.

During our fiscal years ending September 30, 2009 and September 30, 2008, as described pursuant to Item 303 (a) (l) (iv)of Regulation S – K, there were no disagreements between us and KBL, LLP during the these two most recent fiscal years and through subsequent interim period of December 31, 2009.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Copy of letter, dated April 21, 2010, from KBL, LLP accepting dismissal as our independent registered public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET TALK.COM, INC.

Date:	April 21, 2010	By:	/s/ Anastasios Kyriakides
Anastasios Kyriakides
Chief Executive Officer